SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER

THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an Application to Determine Eligibility of

a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

31-0841368

I.R.S. Employer Identification No.

180 East Fifth Street St. Paul, Minnesota	55101
(Address of principal executive offices)	(Zip Code)

Michael M. Hopkins

U.S. Bank National Association

225 Asylum Street

Hartford, CT 06103

860-241-6820

(Name, address and telephone number of agent for service)

ANTHONY CRANE RENTAL, HOLDINGS L.P.

(Issuer with respect to the Securities)

Pennsylvania	25-1814367
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

800 Waterfront Drive Pittsburgh, PA	15222
Address of Principal Executive Offices)	(Zip Code)

ANTHONY CRANE HOLDINGS CAPITAL CORPORATION

(Issuer with respect to the Securities)

Delaware	25-1817793
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

800 Waterfront Drive Pittsburgh, PA	15222
Address of Principal Executive Offices)	(Zip Code)

13 3/8% Senior Discount Debentures due 2009

(Title of the Indenture Securities)

FORM T-1

Item	1. GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Washington, D.C.

b)	Whether it is authorized to exercise corporate trust powers.

Yes

Item	2. AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15 Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item	16. LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1.	A copy of the Articles of Association of the Trustee.*

2.	A copy of the certificate of authority of the Trustee to commence business.*

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*

4.	A copy of the existing bylaws of the Trustee.*

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.	Report of Condition of the Trustee as of December 31, 2002, published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

*	Incorporated by reference to Registration Number 333-67188.

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NOTE

The answers to this statement insofar as such answers relate to what persons have been underwriters for any securities of the obligors within three years prior to the date of filing this statement, or what persons are owners of 10% or more of the voting securities of the obligors, or affiliates, are based upon information furnished to the Trustee by the obligors. While the Trustee has no reason to doubt the accuracy of any such information, it cannot accept any responsibility therefor.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Hartford, State of Connecticut on the 12th day of March, 2003.

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Michael M. Hopkins
Michael M. Hopkins
Vice President

By:	/s/ Elizabeth C. Hammer
Elizabeth C. Hammer
Vice President

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Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: March 12, 2003

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Michael M. Hopkins
Michael M. Hopkins
Vice President

By:	/s/ Elizabeth C. Hammer
Elizabeth C. Hammer
Vice President

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Exhibit 7

U.S. Bank National Association

Statement of Financial Condition

As of 12/31/2002

($000’s)

12/31/2002
Assets
Cash and Due From Depository Institutions	$10,868,204
Federal Reserve Stock	0
Securities	28,139,801
Federal Funds	873,395
Loans & Lease Financing Receivables	116,078,132
Fixed Assets	1,389,233
Intangible Assets	9,218,064
Other Assets	9,482,963

Total Assets	$176,049,792
Liabilities
Deposits	$121,684,914
Fed Funds	5,858,510
Treasury Demand Notes	0
Trading Liabilities	402,464
Other Borrowed Money	17,397,658
Acceptances	148,979
Subordinated Notes and Debentures	5,696,532
Other Liabilities	5,200,399

Total Liabilities	$156,389,456
Equity
Minority Interest in Subsidiaries	$992,867
Common and Preferred Stock	18,200
Surplus	11,314,669
Undivided Profits	7,334,600

Total Equity Capital	$19,660,336
Total Liabilities and Equity Capital	$176,049,792

To the best of the undersigned’s determination, as of the date hereof, the above financial information is true and correct.

U.S. Bank National Association

By:	/s/ Frank P. Leslie III
Vice President

Date: March 10, 2003

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